Exhibit 10.13

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

GLOBALFOUNDRIES U.S. Inc. 2600 Great America Way Santa Clara, CA 95054 USA Tel : (408) 462-3900 www.globalfoundries.com

July 29, 2014

Aquantia Corp.

700 Tasman Drive

Milpitas, CA 95035

Attn: Faraj Aalaei, President & Chief Executive Officer

Letter Agreement with respect to Foundry Collaboration

Dear Mr. Aalaei:

Subject to the approval of the respective Board of Directors of each of GLOBALFOUNDRIES U.S. Inc. (“GF”) and Aquantia Corp. (“Aquantia”) of the terms of this Letter Agreement, which approval in the case of Aquantia shall be obtained by unanimous written consent of Aquantia’s Board of Directors no later than 15 business days from the date hereof and in the case of GF shall be obtained at the November meeting of GF’s Board of Directors, the parties to this Letter Agreement agree as follows:

1.	Foundry Collaboration and Support

1.1

Collaboration. Aquantia will develop and design some of its [*] products (the “Products”) for manufacture using GLOBALFOUNDRIES Inc. and its subsidiaries’ (the “GF Group”) process technology as long as such GF offering meets Aquantia’s product requirements. The GF Group will provide Aquantia with early access to and support for GF’s [*] PDKs and related technology in line with best customer practice. In order to establish the manufacturability of the Products on the GF Group’s process technology, the parties will (a) work collaboratively to timely share product requirements, process technology requirements, product roadmaps and other pertinent information, and (b) establish a regular cadence of meetings and checkpoints to drive and track progress to mutually agreed timelines.

1.2	[*]

1.3

Change of Control. In the event of a Change of Control (as defined below), Aquantia will require that the acquiring party agree to be bound or otherwise continue to be bound (whether by operation of law or otherwise) by the provisions of this Letter Agreement, unless GF expressly waives such requirement in a signed writing. A “Change of Control” means the sale or transfer (including by merger, consolidation or similar transaction), in one transaction or in a series of related transactions, of (a) such number of Aquantia’s voting shares having the power to elect a majority of the board of directors or (b) all or substantially all of Aquantia’s assets that are required to perform this Letter Agreement.

2.	Series H Preferred Stock Investment

2.1

Investment. Subject to the management and other corporate approvals of each of GF and Aquantia, including without limitation approval by the Board of Directors of each of GF and Aquantia, and the successful completion of other customary investment conditions, the parties commit to the following:

•	GF will invest [*] in Aquantia’s proposed Series H Preferred Stock financing.
•

At the closing of GF’s investment in the proposed Series H Preferred Stock financing, Aquantia will grant GF warrants for the purchase of that number of shares of Series H Preferred Stock, at an exercise price of $0.01 per share, equal to [*].

The parties’ commitments in this Section 2 will expire on December 31, 2014.

3.	Miscellaneous

3.1

Incorporation by Reference. Sections 7.3-7.6, 7.9, and 7.13 of the Series G Preferred Stock Purchase Agreement, dated January 30, 2014 (as supplemented or amended from time to time), among Aquantia and the investors listed in the Schedule of Investors attached as Exhibit A thereto, are incorporated by reference into this Agreement, except that any reference to (a) the “Agreement” shall be deemed a reference to this “Letter Agreement”, (b) the “Company” shall be deemed a reference to Aquantia, and (b) the “Investor(s)” shall be deemed a reference to GF.

3.2

Amendments and Waivers. Any term of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Aquantia and GF.

3.3

Entire Agreement. This Letter Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Letter Agreement, and supersedes any and all prior understandings, agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

Please confirm your agreement with the terms set forth herein by signing and returning to us a copy of this Letter Agreement.

[Signature pages follow.]

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Sincerely,

GLOBALFOUNDRIES U.S. Inc.

By:	/s/John Bucher
Name: John Bucher
Title: SVP

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Agreed and Accepted:

Aquantia Corp.

By:	/s/ Faraj Aalaei
Name: Faraj Aalaei
Title: President and CEO

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.